EXHIBIT 23.2

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- ) pertaining to the MapQuest.com, Inc. 1999 Stock Plan and MapQuest.com, Inc. 1995 Stock Option Plan and to the use of our report dated July 21, 1999, except for Note 3, as to which the date is May 12, 2000, with respect to the consolidated financial statements of America Online, Inc. for the three years ended June 30, 1999, incorporated by reference as Exhibit 99 to its Form 10-Q/A for the quarterly period ended March 31, 2000, filed with the Securities and Exchange Commission.

                                   /s/ Ernst & Young LLP

McLean, Virginia
July 20, 2000

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- ) pertaining to the MapQuest.com, Inc. 1999 Stock Plan and MapQuest.com, Inc. 1995 Stock Option Plan of our reports dated February 2, 2000, with respect to the consolidated financial statements, schedule and supplementary information of Time Warner Inc. ("Time Warner") and the consolidated financial statements and schedule of Time Warner Entertainment Company, L.P., included in Time Warner's Annual Report on Form 10-K/A for the year ended December 31, 1999, incorporated by reference in America Online Inc.'s Current Reports on Form 8-K, filed with the Securities and Exchange Commission.

                                  /s/ Ernst & Young LLP

New York, New York
July 20, 2000